EXHIBIT 107

Filing Fee Table

S-1

(Form Type)

Hillhouse Frontier Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
Fees to Be Paid	Equity	Class A Common Stock, par value US$0.0001 per share (2)	Rule 457(o)	1,250,000	$6.00	$7,500,000	0.00015310	$1148.25
	Total Offering Amounts					$7,500,000		$1148.25
	Total Fees Previously Paid							$-
	Total Fee Offset							$-
	Net Fee Due							$1148.25

(1)

Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of common stock to cover over-allotment, if any.

(2)

In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable after the date hereof as a result of stock splits, stock dividends, or similar transactions.